Superior Reliability & Performance COMPANY CONFIDENTIAL P. 1 FY14 VCP 1st half and 2nd half Bonus % Multiplier Pre VCP EBITDA $M Pre-VCP EBITDA $M First Half Threshold: •Revenue $320.8M (80% of $401.1M) •Pre-VCP EBITDA $ 61.0M (80% of $ 76.3M) Threshold: •Revenue $355.2M (80% of $443.9M) •Pre-VCP EBITDA $ 77.0M (80% of $ 96.2M) Bonus % Multiplier Second Half Budget % Cumulative Cumulative Incremental Incremental Bonus Multiplier Bonus $ EBITDA$ Bonus $ EBITDA $ Ratio 0 0.0 61.0 0 61.0 50 3.0 68.7 3.0 7.6 39% 100 5.9 76.3 3.0 7.6 39% 150 8.9 83.3 3.0 7.0 42% 200 11.8 90.3 3.0 7.0 42% % Cumulative Cumulative Incremental Incremental Bonus Multiplier Bonus $ EBITDA$ Bonus $ EBITDA $ Ratio 0 0.0 77.0 0 77.0 50 3.0 86.6 3.0 9.6 31% 100 5.9 96.2 3.0 9.6 31% 150 8.9 103.2 3.0 7.0 42% 200 11.8 110.2 3.0 7.0 42% 0 50 100 150 200 60.0 65.0 70.0 75.0 80.0 85.0 90.0 95.0 0 50 100 150 200 75.0 80.0 85.0 90.0 95.0 100.0 105.0 110.0 115.0 Budget 31% slope 42% slope 42% slope 39% slope Budget